EXHIBIT 23.4

CONSENT OF LAROCHE PETROLEUM CONSULTANTS, LTD.,

INDEPENDENT PETROLEUM ENGINEERS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our estimates of reserves included in Toreador Resources Corporation's Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Edward Travis
LAROCHE PETROLEUM CONSULTANTS, LTD.

Dallas, Texas

May 18, 2005